Exhibit 4

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

No.	KAISER FEDERAL FINANCIAL GROUP, INC.	Shares

CUSIP:  _________

FULLY PAID AND NON-ASSESSABLE
PAR VALUE $0.01 EACH

THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO
RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK

Kaiser Federal Financial Group, Inc.
a Maryland corporation

          The shares evidenced by this certificate are transferable only on the books of Kaiser Federal Financial Group, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.  The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

          IN WITNESS WHEREOF, Kaiser Federal Financial Group, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By		[SEAL]	By

	RITA H. ZWERN			KAY M. HOVELAND
	CORPORATE SECRETARY			PRESIDENT AND CHIEF EXECUTIVE OFFICER

          The Board of Directors of Kaiser Federal Financial Group, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof.  The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

          The shares evidenced by this Certificate are subject to a limitation contained in the Articles of Incorporation that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then outstanding shares of common stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit.

          The Articles of Incorporation require that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Articles of Incorporation shall be made, unless such is first approved by the Board of Directors of the Company and approved by at least 2/3 of all votes entitled to be cast by the stockholders, or in certain circumstances approved by the affirmative vote of eighty percent (80%) of the shares entitled to vote.

          The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- _____________ Custodian _____________
			(Cust)	(Minor)

TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		____________________________________________________
(State)

Additional abbreviations may also be used though not in the above list

For value received, _______________                                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

____________________________________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

____________________________________________________________________________________________________________

_______________________________________________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, __________________________

In the presence of	Signature:

NOTE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.